                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PARTMINER, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW


The undersigned, being respectively the President and Secretary of PartMiner, Inc., a New York corporation (the "Corporation"), do hereby certify as follows:

     1. The name of the Corporation is:

                                 PARTMINER, INC.

     2. The certificate of incorporation of the Corporation was filed by the Department of State on September 9, 1993.

     3. The certificate of incorporation, as heretofore amended, is hereby amended as follows:

     A. Article FOURTH of the certificate of incorporation of the Corporation, relating to the authorized capital stock of the Corporation is hereby amended to increase the number of authorized shares of Preferred Stock from 106,122 shares, par value $.01 per share, to 10,409,027 shares, par value $.01 per share, to designate and change 106,122 currently outstanding shares of Preferred Stock, into 106,122 issued shares of Series A Preferred Stock, to designate 10,302,905 shares of Preferred Stock as Series B Preferred Stock, and to fix the designations, powers, preferences and rights of the shares of the capital stock of the Corporation.

     B. Article FIFTH of the certificate of incorporation of the Corporation relating to the ability of the shareholders to remove directors without cause is hereby deleted.

     C. The certificate of incorporation of the Corporation is hereby amended to add a new article relating to the ability of the shareholders to remove directors only for cause, hereinafter set forth as Article FIFTH.

     D. The certificate of incorporation of the Corporation is hereby amended to add a new article relating to indemnification of directors and officers of the Corporation, hereinafter set forth as Article EIGHTH.

     E. The certificate of incorporation of the Corporation is hereby amended to add a new article relating to the creation of a classified board of directors, hereinafter set forth as Article NINTH.
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     F. The certificate of incorporation of the Corporation is hereby amended to add a new article relating to super-majority voting provisions in respect of certain Articles, hereinafter set forth as Article TENTH.

     G. To change the service of process address.

     4. The restatement of the certificate of incorporation of the Corporation was authorized by the unanimous consent of the Board of Directors of the Corporation, followed by the written consent of holders of all outstanding shares of the Corporation entitled to vote on the said restatement of the certificate of incorporation in accordance with Section 615 of the Business Corporation Law.

     5. To accomplish the foregoing amendments, the text of the certificate of incorporation is hereby restated and amended or changed to read in its entirety as hereinafter set forth:

     FIRST:  The name of the Corporation is:
     -----

                                PARTMINER, INC.

     SECOND:  The Corporation is formed for the following purposes:
     ------

     To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law; provided, that the Corporation is not
                                           --------
formed to engage in any act or activity which requires the consent or approval of any state official, department, board agency or other body, without such approval or consent first having been obtained.

     For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said Law or in accordance with the provisions of any other statute of the State of New York.

     THIRD:  The office of the Corporation in the State of New York is to be
     -----
located in the County of New York.

     FOURTH:  The total number of shares authorized to be issued by the
     ------
Corporation is (a) 150,000,000 shares of common stock, with $.0001 par value (the "Common Shares"), and (b) 10,409,027 shares of preferred stock, with $.01 par value (the "Preferred Shares"), of which 106,122 shares shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Shares") and 10,302,905 shares shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Shares").

     The following is a statement of designations, and the rights, preferences and privileges, and the qualifications, limitations or restrictions thereof, in respect of each issued class of capital stock of the Corporation.

     A.  Dividends.  The holders of the Series A Preferred Shares, Series B
         ---------
Preferred Shares and Common Shares shall be entitled to receive such dividends on a pro rata basis according to their holdings of shares (subject to appropriate adjustment in the event of any stock dividend, stock split,

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combination or other similar recapitalization affecting such shares) when, as and if such may be declared by the Board of Directors of the Corporation out of any funds legally available therefor. The holders of Series A Preferred Shares and the Series B Preferred Shares shall be entitled to an amount equal to the dividend that would have been payable if such Shares were converted into Common Shares as of the date of declaration. No dividends shall accrue unless declared.

     B.  Liquidation Preference.  In the event of any liquidation or dissolution
         ----------------------
or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Series A Preferred Shares and Series B Preferred Shares shall be entitled, before any amount shall be paid to the holders of record of the Common Shares, to be paid an amount equal to $122.50 per Share and $4.853 per Share, respectively (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any liquidation or dissolution or winding up of the Corporation, the assets of the Corporation distributable among the holders of the Series A Preferred Shares and the Series B Preferred Shares shall be insufficient to permit the payment to them of the full preferential amounts to which they would otherwise be entitled, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Series A Preferred Shares and the Series B Preferred Shares in proportion to the sums of their respective per Share liquidation preferences. After the payment to the holders of record of the Series A Preferred Shares and Series B Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation (if any) shall be paid pro rata to the holders of the Common Shares.

The occurrence of any of the following transactions shall be deemed to be a liquidation, dissolution, or winding up of the Corporation: (i) a sale or other similar disposition of all or substantially all of the assets of the Corporation, or (ii) a consolidation, merger, reorganization or other business combination of the Corporation or the sale or issuance of capital stock of the Corporation, in one transaction or a series of related transactions, resulting in more than 50% of the Corporation's then outstanding capital stock (after consummation of the transaction) being beneficially held by persons or entities, other than the persons and entities that beneficially held, directly or indirectly, more than 50% of the capital stock immediately prior to such merger, consolidation, sale or transfer (either, a "Change of Control Event"). The holders of 50% or more of the voting power of the then outstanding Series A and Series B Preferred Shares may, respectively, execute a written waiver of any Change of Control Event.

Whenever the distribution provided for in this Section B shall be payable in
                                               ---------
securities or property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                    (a) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) day period ending three (3) days prior to the closing;

                    (b) If traded in the Nasdaq Small Cap or over-the-

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          counter markets, the value shall be deemed to be the higher of (x) the average of the closing bid and asking prices and (y) the closing sale prices, over the twenty (20) day period ending three (3) days prior to the closing; and

                    (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as in subsection (i)(a), (b) or (c) above to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding Preferred Shares.

C.  Conversion.
    ----------

1.  Right to Convert Series A Preferred Shares.  The Series A Preferred Shares
    ------------------------------------------
may be converted by the holder at any time into Common Shares of the Corporation upon the following terms and conditions:

    (a) Each Series A Preferred Share may be converted, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable Common Shares as is determined by dividing $122.50 by the Series A Conversion Price (as defined below), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The price at which Common Shares shall be deliverable upon conversion of the Series A Preferred Shares (the "Series A Conversion Price") shall initially be $1.225. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

    (b) If the outstanding Common Shares shall be split or subdivided into a greater number of shares, or a dividend in Common Shares or other securities of the Corporation convertible or exchangeable for Common Shares (in which latter event the number of Common Shares issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Shares, the Series A Conversion Price in effect immediately prior to such split, subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding Common Shares shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Series A Conversion Price under this subsection (b) shall become effective at the close of business on the date the split, subdivision, dividend or combination referred to herein becomes effective.

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     (c) In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Corporation other than Common Shares or securities convertible into or exchangeable for Common Shares, then and in each such event, provision shall be made so that holders of Series A Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Shares been converted into Common Shares on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this subsection (c) with respect to the rights of the holders of Series A Preferred Shares.

     (d) In the event of a Reorganization, the holders of the Series A Preferred Shares shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such Reorganization, upon conversion of the Series A Preferred Shares the kind and number of Common Shares or other securities or property (including cash) of the Corporation, which the Series A Preferred Shares entitled the holder thereof to convert to immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon conversion of the Series A Preferred Shares. The provisions of this subsection (d) shall similarly apply to successive Reorganizations.

     (e) If at any time or from time to time the Corporation shall issue or sell Additional Shares (as defined below) subsequent to February 15, 2000 other than in a transaction which falls within subsections (b), (c) or (d) above, without consideration or for a consideration per share less than the Series A Conversion Price then in effect, then, and in each such case, the then existing Series A Conversion Price shall be adjusted to a Series A Conversion Price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of Common Shares that the aggregate consideration received by the Corporation for such issuance of Additional Shares would purchase at the Series A Conversion Price in effect immediately prior to such issuance; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of shares of such Additional Shares. As used herein, the term "Additional Shares" shall mean additional Common Shares or other securities, options or other rights convertible into or exchangeable for Common Shares, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares, other than Common Shares issuable, issued or deemed to be issued to employees, consultants, officers or directors directly or pursuant to benefit plans approved by the Board of Directors (including a majority of outside directors) of the Corporation.

          (A) No adjustment of the Series A Conversion Price shall be made in an amount less than one cent per share. Except to the limited extent provided for in Sections C.1(e)(D)(3) and C.1(e)(D)(4), no adjustment of the Series A
   ---------------------        ---------
Conversion Price pursuant to this Section C.1(e) shall have the effect of
                                  --------------
increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

          (B) In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (C) In the case of the issuance of the Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

          (D) In the case of the issuance of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section C.1(e):
                               --------------

          (1) The aggregate maximum number of Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C.1(e)(B) and
                                                    ------------------
C.1(e)(C)), if any, received by the Corporation upon the issuance of such
---------
options or rights plus the aggregate prices provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

          (2) The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the aggregate additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections
                                                                      --------
C.1(e)(B) and C.1(e)(C)).
---------     ----------

              (3) In the event of any change in the number of Common Shares deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

              (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

              (5) The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Sections C.1(e)(D)(1) and (2)
                                               ---------------------     ---
shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section C.1(e)(D)(3) or (4).
                                --------------------    ---

          g.  No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares against impairment.

          h.  No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

              (i) No fractional shares shall be issued upon the conversion of any of the Series A Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Shares the holder is converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section C.(1) the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Series A Preferred Share.

          i.  Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Shares, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          j. Reservation of Stock Issuable Upon Conversion. The Corporation
             ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

          k. Notices. Any notice required by the provisions of this Section to
             -------
     be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          l. Taxes and Costs. The issue of certificates evidencing Common Shares
             ---------------
     upon conversion of Series A Preferred Shares in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Shares so converted.

     2.   Right to Convert Series B Preferred Shares. The Series B Preferred
          ------------------------------------------
Shares may be converted by the holder at any time into Common Shares of the Corporation upon the following terms and conditions:

          (a) Each Series B Preferred Share may be converted, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable Common Shares as is determined by dividing $4.853 by the Series B Conversion Price (as defined below), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The price at which Common Shares shall be deliverable upon conversion of the Series B Preferred Shares (the "Series B Conversion Price") shall initially be $4.853. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

          (b) If the outstanding Common Shares shall be split or subdivided into a greater number of shares, or a dividend in Common Shares or other securities of the Corporation convertible or exchangeable for Common Shares (in which latter event the number of Common Shares issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Shares, the Series B Conversion Price in effect immediately prior to such split, subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding Common Shares shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Series B Conversion Price under this subsection (b) shall become effective at the close of business on the date the split, subdivision, dividend or combination referred to herein becomes effective.

          (c) In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Corporation other than Common Shares or securities convertible into or exchangeable for Common Shares, then and in each such event, provision shall be made so that holders of Series B Preferred Shares shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Preferred Shares been converted into Common Shares on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this subsection (c) with respect to the rights of the holders of Series B Preferred Shares.

     (d) In the event of a Reorganization, the holders of the Series B Preferred Shares shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to such Reorganization, upon conversion of the Series B Preferred Shares the kind and number of Common Shares or other securities or property (including cash) of the Corporation, which the Series B Preferred Shares entitled the holder thereof to convert to immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon conversion of the Series B Preferred Shares. The provisions of this subsection (d) shall similarly apply to successive Reorganizations.

     (e) If at any time or from time to time the Corporation shall issue or sell Additional Shares subsequent to the date of the first issuance of the Series B Preferred Shares other than in a transaction which falls within subsections (b),
(c) or (d) above, without consideration or for a consideration per share less than the Series B Conversion Price then in effect, then, and in each such case, the then existing Series B Conversion Price shall be adjusted to a Series B Conversion Price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of Common Shares that the aggregate consideration received by the Corporation for such issuance of Additional Shares would purchase at the Series B Conversion Price in effect immediately prior to such issuance; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issuance plus the number of shares of such Additional Shares.

         (A) No adjustment of the Series B Conversion Price shall be made in an amount less than one cent per share. Except to the limited extent provided for in Sections C.2(e)(D)(3) and C.2(e)(D)(4), no adjustment of the Series B
   ---------------------        ---------
Conversion Price pursuant to this Section C.2(e) shall have the effect of
                                  --------------
increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.

         (B) In the case of the issuance of Common Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (C) In the case of the issuance of the Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

          (D) In the case of the issuance of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section C.2(e):
                               --------------

          (1) The aggregate maximum number of Common Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C.2(e)(B) and
                                                    ------------------
C.2(e)(C)), if any, received by the Corporation upon the issuance of such
---------
options or rights plus the aggregate exercise prices provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

          (2) The aggregate maximum number of Common Shares deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the aggregate additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections C.2(e)(B) and C.2(e)(C)).
                                     ------------------     ---------

          (3) In the event of any change in the number of Common Shares deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                   (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                   (5) The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Sections C.2(e)(D)(1) and (2)
                                               ---------------------     ---
shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section C.2(e)(D)(3) or (4).
                                --------------------    ---

          g.  No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Shares against impairment.

          h.  No Fractional Shares and Certificate as to Adjustments.
              ------------------------------------------------------

              (i) No fractional shares shall be issued upon the conversion of any of the Series B Preferred Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Shares the holder is converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

              (ii) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section C.(2), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price for the Series B Preferred Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Series B Preferred Share.

          i.  Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Shares, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          j.  Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

          k.  Notices.  Any notice required by the provisions of this Section to
              -------
be given to the holders of Series B Preferred Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     l.  Taxes and Costs.  The issue of certificates evidencing Common
              ---------------
Shares upon conversion of Series B Preferred Shares in accordance with the terms provided herein shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be
                                 --------  -------
required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Shares so converted.

3.  Conversion Procedures
    ---------------------

          (a) The holder of any Series A Preferred Shares or Series B Preferred Shares desiring to convert such Shares shall surrender and deliver, duly endorsed in blank, the certificate or certificates representing the shares to be converted (the "Converting Shares") to the Secretary of the Corporation at its office, together with notice in writing that such holder desires to convert such Shares.

          (b) Upon receipt by the Secretary of a certificate or certificates representing Converting Shares with the notice that the holder thereof desires to convert the same, the Corporation shall cause to be issued to the holder of such Converting Shares the appropriate number of Common Shares pursuant to subparagraph (a) above, and subject to Section C.2 hereof, for each share of Converting Shares surrendered for conversion, and deliver to such holder a certificate or certificates for such Common Shares.

          (c) A sufficient number of Common Shares shall at all times be set aside and reserved for issuance upon conversion of the Converting Shares as herein provided.

          (d) Certificates representing Converting Shares which have been converted hereunder shall be immediately canceled.

          (e) The Corporation shall promptly provide to the holders of Preferred Shares such information concerning the terms of any proposed liquidation, dissolution or winding up of the Corporation as may reasonably be requested in order to assist them in determining whether to convert their Preferred Shares to Common Shares prior to the record date of any such event.

     4.  Automatic Conversion.  All outstanding Series A Preferred Shares and
         --------------------
Series B Preferred Shares shall be converted automatically, without any action by the holders thereof, into Common Shares, at the then applicable respective Conversion Rates and Conversion Prices, upon the closing of the sale of Common Shares in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, in which the aggregate gross proceeds to the Corporation exceed $30 million at a public offering price per share of at least $6.06 (as adjusted for any subsequent stock dividends, stock splits or recapitalizations). Following conversion, certificates for the Series A Preferred Shares and Series B Preferred Shares shall be deemed to represent only the number of Common Shares into which such Preferred Shares have been converted, and new certificates shall be delivered to the holder of such new Common Shares.

     D.  Voting Rights.  Except as otherwise required by applicable law, all
         -------------
holders of Common Shares shall be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders and holders of Series A Preferred Shares and Series B Preferred Shares shall be entitled to that number of votes per share equal to the number of Common Shares issuable upon conversion of the Series A Preferred Shares and Series B Preferred Shares, respectively.

     E.  Other Voting Rights.
         -------------------

     1. Series A Voting Rights. In addition to any class or series votes as may
        ----------------------
be required by applicable law, so long as Series A Preferred Shares remain outstanding, the consent of the holders of at least a majority of the then outstanding Series A Preferred Shares shall be required to take any action which
(i) amends or repeals any provision of this Certificate of Incorporation if such action would materially and adversely change the rights, preferences or privileges of the Series A Preferred Shares or increase or decrease the number of Series A Preferred Shares; (ii) exchanges, reclassifies or cancels all or part of the Series A Preferred Shares (other than pursuant to automatic conversion); or (iii) creates a new class of shares having rights, preferences or privileges prior to, or being on a parity with, the Series A Preferred Shares or increases the rights, preferences or privileges or the number of authorized shares of any class having preferences or privileges prior to, or on a parity with, the Series A Preferred Shares.

     2. Series B Voting Rights. In addition to any class or series votes as may
        ----------------------
be required by applicable law, so long as Series B Preferred Shares remain outstanding, the consent of the holders of at least a majority of the then outstanding Series B Preferred Shares shall be required to take any action which
(i) amends or repeals any provision of this Certificate of Incorporation if such action would materially and adversely change the rights, preferences or privileges of the Series B Preferred Shares or increase or decrease the number of Series B Preferred Shares; (ii) exchanges, reclassifies or cancels all or part of the Series B Preferred Shares (other than pursuant to automatic conversion); or (iii) creates a new class of shares having rights, preferences or privileges prior to, or being on a parity with, the Series B Preferred Shares or increases the rights, preferences or privileges or the number of authorized shares of any class having preferences or privileges prior to, or on a parity with, the Series B Preferred Shares.

     F. No Preemptive Rights. Unless otherwise provided by the Board of
        --------------------
Directors of the Corporation or otherwise provided by written agreement, no holder of any shares of the Corporation shall, because of its, his or her ownership of shares, have a preemptive or other right to subscribe for, purchase, take or receive any part of any unissued or additional shares of the Corporation of any class whether now or hereafter authorized, or of any notes, debentures, bonds or other securities or instruments convertible into, exchangeable for or carrying options or rights to purchase shares of the Corporation, which may be or are proposed to be issued, optioned or sold by the Corporation at any time, and all such shares or such notes, debentures, bonds or other securities or instruments convertible into, exchangeable for or carrying options or rights to purchase shares of the Corporation may be issued and disposed of by the Board of Directors of the Corporation at any time to such person or persons and upon such terms and for such consideration (so far as may be permitted by law) as the Board of Directors may, in its sole discretion, deem proper and advisable.

     FIFTH: Any or all of the directors of the Corporation may be removed by
     -----
vote of the Corporation's shareholders only for cause.

     SIXTH: The Secretary of State is designated as agent of the Corporation
     -----
upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon it is: 432 Park Avenue South, 12th Floor, New York, New York 10016.

     SEVENTH: The personal liability of the directors of the Corporation to the
     -------
Corporation and/or its shareholders is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and/or supplemented.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Article 7
     ------
of the Business Corporation Law, as the same may be amended and/or supplemented, indemnify and advance expenses to any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By- Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which such person served at the request of the Corporation.

     NINTH: A. The business and affairs of the Corporation shall be managed by
     -----
or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by the affirmative vote of not less than two-thirds of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than five (5). The directors shall be divided into four (4) classes, designated Class I, Class II, Class III and Class IV. Each class shall consist, as nearly as may be possible, of one-fourth (1/4) of the total number of directors constituting the entire board of directors. Effective upon the filing of this Restated Certificate of Incorporation, Class I directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2000 year, Class II directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2001 year, Class III directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2002 year and Class IV directors shall serve for a term ending upon the annual meeting of shareholders held in the Corporation's fiscal 2003 year. At each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders held in the Corporation's fiscal 2000 year, successors to the class of directors whose term expires at such annual meeting shall be elected for a four-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of shareholders, it shall be held at any adjournment thereof or a special meeting.

     B. Except as otherwise required by applicable law, any vacancy on the Board of Directors or any additional directorship(s) that results from an increase in the authorized number of directors of the Corporation may be filled only by a majority vote of the members of the Board of Directors then in office immediately prior to such increase in number, provided that a quorum is present, and any other vacancy occurring in the Board of Directors (including by death, resignation or removal) shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     TENTH: Article FIFTH and Article NINTH of this Certificate of Incorporation
     -----
may not be amended or repealed except by an affirmative vote of holders of at least 80% of the outstanding Common Shares.

     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury.

Dated:  February 15, 2000

                                    /s/ Daniel Nissanoff
                                    ------------------------------------
                                    Daniel Nissanoff
                                    President


                                    /s/ Michael R. Manley
                                    ------------------------------------
                                    Michael R. Manley
                                    Secretary

                                      -18-